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                                                                    EXHIBIT 10.9


                     NOTES PAYABLE SUBORDINATION AGREEMENT


March 29, 2002

Congress Financial Corporation (Southwest)
901 Main Street, Suite 1625
Dallas, Texas  75202

Ladies and/or Gentlemen:

         Supplies Distributors, Inc., a Delaware corporation with its principal place of business at 500 North Central Expressway, Plano, TX 75074 ("Supplies"), may become indebted to Priority Fulfillment Services, Inc., a Delaware corporation ("PFS")(howsoever evidenced and whether now existing or hereafter incurred, the "PFS Indebtedness"). PFS represents that no part of the PFS Indebtedness has been assigned to or subordinated in favor of any other Person, other than pursuant to that certain Amended and Restated Notes Payable Subordination Agreement, dated as of March 29, 2002, by and between PFS and IBM Credit Corporation, a Delaware corporation ("IBM Credit"), and that PFS does not hold any security therefor. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Loan Agreement referred to below.

         To induce Congress Financial Corporation (Southwest), a Texas corporation ("Congress"), to enter into a loan agreement with Supplies (as amended, modified, and supplemented from time to time, the "Loan Agreement") and in consideration of any loans, advances, payments, extensions or credit (including the extension or renewal, in whole or in part, of any antecedent or other debt), benefits or financial accommodations heretofore or hereafter made, granted or extended by Congress or which Congress has or will become obligated to make, grant or extend to or for the account of Supplies whether under the Loan Agreement, any of the other Financing Agreements or otherwise, and in consideration of any obligations heretofore or hereafter incurred by Supplies to Congress, whether under the Loan Agreement, any of the other Financing Agreements or otherwise, PFS agrees to make the payment of the PFS Indebtedness and any and all other present or future indebtedness of Supplies to PFS together with any and all interest accrued thereon (collectively the "Secondary Obligations") subject and subordinate to the prior indefeasible payment in full of any and all debts, obligations and liabilities of Supplies to Congress, whether absolute or contingent, due or to become due, now existing or hereafter arising (including interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law, whether or not such interest is allowed pursuant to claim under such law) and whether direct or acquired by Congress by transfer, assignment or otherwise (collectively the "Primary Obligations") and that Supplies shall make no payments to PFS or to any permitted assignee or holder of the PFS Indebtedness in respect of the Secondary Obligations until the Primary Obligations have been indefeasibly paid in full as acknowledged in writing by Congress. Notwithstanding the foregoing, Supplies may make payments in respect of the Secondary Obligations provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, or would occur as a result of any such payment; (ii) any such payment shall not cause the total principal amount of the Secondary Obligations to be less than $6,500,000; and (iii) the



Notes Payable Subordination Agreement

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aggregate amount of the Revolving Loans at the time of such payment shall not exceed the amounts available to Supplies in accordance with Section 2.1 of the Loan Agreement. Except as provided above, PFS agrees not to ask, demand, sue for, take or receive payment or security for all or any part of the Secondary Obligations until and unless all of the Primary Obligations shall have been fully paid and discharged.

         Upon any distribution of any assets of Supplies whether by reason of sale, reorganization, liquidation, dissolution, arrangement, bankruptcy, receivership, assignment for the benefit of creditors, foreclosure or otherwise, Congress shall be entitled to receive payment in full of the Primary Obligations prior to the payment of any part of the Secondary Obligations. To enable Congress to enforce its rights hereunder in any such proceeding or upon the happening of any such event, Congress or any person whom Congress may from time to time designate is hereby irrevocably appointed attorney-in-fact for PFS with full power to act in the place and stead of PFS including the right to make, present, file and vote proofs of claim against Supplies on account of all or any part of said Secondary Obligations as Congress may deem advisable and to receive and collect any and all payments made thereon and to apply the same on account of the Primary Obligations. PFS will execute and deliver to Congress such instruments as Congress may require to enforce each of the Secondary Obligations, to effectuate said power of attorney and to effect collection of any and all dividends or other payments which may be made at any time on account thereof.

         While this instrument remains in effect, PFS will not assign to or subordinate in favor of any other person, firm or corporation, except IBM Credit, any right, claim or interest in or to the Secondary Obligations or commence or join with any other creditor in commencing any bankruptcy, reorganization or insolvency proceeding against Supplies. Congress may at any time, in its discretion, renew or extend the time of payment of all or any portion of the Primary Obligations or waive or release any collateral which may be held therefor and Congress may enter into such agreements with Supplies as Congress may deem desirable without notice to or further assent from PFS and without adversely affecting Congress's rights hereunder in any manner whatsoever.

         In furtherance of the foregoing and as collateral security for the payment and discharge in full of any and all of the Primary Obligations, PFS hereby transfers and assigns to Congress the Secondary Obligations and all collateral security therefor to which PFS now is or may at any time be entitled and all rights under all guarantees thereof and agrees to deliver to Congress, after the obligations owed by Supplies to IBM Credit pursuant to that certain Agreement for Inventory Financing dated as of March 29, 2002 between Supplies, IBM Credit and the other parties signatory thereto have been satisfied in full, endorsed in blank all notes or other instruments now or hereafter evidencing said Secondary Obligations which have not otherwise been delivered to IBM Credit. Congress may file one or more financing statements concerning any security interest hereby created without the signature of PFS appearing thereon.

         The within instrument is and shall be deemed to be a continuing subordination and shall be and remain in full force and effect until all Primary Obligations have been performed and paid in full and Congress's commitment, if any, under the Loan Agreement has been terminated.


Notes Payable Subordination Agreement

         IN WITNESS WHEREOF, each of the undersigned have executed this letter agreement as of the day and year first written above.




                                 PRIORITY FULFILLMENT SERVICES, INC.


                                 By:
                                    --------------------------------------------
                                      Thomas J. Madden
                                      Chief Financial Officer and
                                      Executive Vice President

                                      500 North Central Expressway, 5th Floor
                                      Plano, Texas 75074




Supplies hereby acknowledges notice of the within and foregoing subordination and agrees to be bound by all the terms, provisions and conditions thereof. Except as expressly permitted hereby, Supplies further agrees not to repay all or any part of the Secondary Obligations, or to issue any note or other instrument evidencing the same or to grant any collateral security therefor without Congress's prior written consent.


                                 SUPPLIES DISTRIBUTORS, INC.


                                 By:
                                    --------------------------------------------
                                      Joe Farrell
                                      President and
                                      Chief Executive Officer

                                      500 North Central Expressway, 5th Floor
                                      Plano, Texas  75074

ACCEPTED:

CONGRESS FINANCIAL CORPORATION (SOUTHWEST)

By:
    ----------------------------------------
      Mike Sheff
      Senior Vice President


Notes Payable Subordination Agreement


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ACKNOWLEDGMENT OF SUBORDINATION

STATE OF TEXAS                                    )
                                                  )  SS
COUNTY OF DALLAS                                  )

         On the 29th day of March, 2002, appeared before me Thomas J. Madden to me known to be the individual described in and who executed the foregoing instrument, and who acknowledged to me that the same was executed as his or her free and voluntary act for the uses and purposes therein set forth.



                                          --------------------------------------
                                                     (Notary Public)

My Commission Expires:


-------------------------------------



Notes Payable Subordination Agreement